EXHIBIT 23(g)

                     [Salomon Brothers Inc Letterhead]

                      CONSENT OF SALOMON BROTHERS INC

      We hereby consent to (i) the inclusion of our opinion letter (the "Salomon Opinion") dated February 6, 1997 to the Board of Directors of Revco D.S., Inc. as Annex D to the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 and (ii) the references to our firm under the captions "Summary--Opinions of Financial Advisors", "The Merger--Background of the Merger", "--Revco's Reasons for the Merger; Recommendation of the Revco Board" and "Role of Financial Advisors" in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           SALOMON BROTHERS INC


New York, New York
March 28, 1997